                                                                 Exhibit 4.13

                                          [S&K DRAFT  ]


                                                     SCHEDULE X
                                                     ----------

                      RULES OF CONSTRUCTION; DEFINITIONS

          Section 1.01 Rules of Construction.  For all purposes of the Program
                       ---------------------
Documents, except as otherwise expressly provided or unless the context otherwise requires:

          Singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate.

          Unless otherwise indicated, references within any document to appendices, articles, schedules, sections, paragraphs, clauses or exhibits are references to appendices, articles, schedules, sections, paragraphs, clauses or exhibits in or to such document.

          The words "herein," "hereof" and "hereunder" and other words of similar import used in any document refer to such document as a whole and not to any particular appendix, article, schedule, section, paragraph, clause, exhibit or other subdivision.

          The headings, subheadings and table of contents are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

          References to any Person shall include such Person, its permitted successors and assigns.

          Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified or supplemented from time to time in accordance with the applicable provisions thereof and other Operative Documents.

          Except as otherwise expressly provided, any reference to any statute, law or regulation shall be deemed to be a reference to such statute, law rule or regulation as from time to time in effect, any successor statutory or regulatory provision.

          References to "including" shall mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          Each of the parties to the Program Documents and its counsel have reviewed and revised, or requested revisions to, the Program Documents, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Program Documents.

          Section 1.02  Definitions.  The following terms shall have the
                        ------------
following meanings:

          "Actual Knowledge" means, (i) as it applies to any natural Person,
           ----------------
actual knowledge of such Person, (ii) as it applies to any Person which is a corporate entity or business trust, actual knowledge of a Responsible Officer of such Person, and (iii) as it applies to any Person which is a trust entity, actual knowledge of such trustee determined with reference to all applicable provisions of this definition.

          "Addition Effective Date" shall have the meaning assigned to such term
           -----------------------
in Section 9.18 of the Master Agreement.

          "Additional Eligible Fund" shall mean any additional series of any
           ------------------------
Company:

     (i) which shall have in full force and effect a distribution plan, distributor's contract, principal shareholder servicer's agreement and shareholder servicing agreement, substantially in the form of Exhibits F, G, H and I to the Master Agreement;

     (ii) with respect to which the Distributor shall act as a principal underwriter and principal shareholder servicer, the Shareholder Servicer shall act as shareholder servicer and an Advisor shall act as investment adviser;

     (iii) with respect to which the Distributor shall be entitled to receive Asset Based Sales Charges, Shareholder Servicing Fees and Contingent Deferred Sales Charges on a basis and at a level comparable to that of other Funds;

     (iv) with respect to which there shall be in full force and effect an Irrevocable Payment Instruction, in the form of Exhibit J to the Master Agreement, which has been acknowledged and agreed to by the related Company and the Transfer Agent as contemplated thereby; and

     (v) in respect of which the applicable Advisor or the Distributor shall have furnished to the Purchasers and the Program Administrator: (A) a true and complete copy of the prospectus for such series; (B) a true and complete copy of the distribution plan in respect of such series; (C) a true and complete copy of the distributor's contract and principal shareholder servicer's agreement and the shareholder servicing agreement in respect of such series; and (D) to the extent not reflected in the prospectus described in clause (A) above, a statement of the Fundamental Investment Objectives and Policies of such series.

          "Additional Eligible Fund Addendum" means the addendum substantially
           ---------------------------------
in the form of Exhibit M to the Master Agreement executed by the Distributor, the Seller, the Transferor, the Parent, the Purchasers and the Program Administrator.

          "Adverse Claim" means any Lien of any Person (other than (i) any such
           -------------
right or claim of the Purchasers or the Program Administrator created by or pursuant to this Agreement or any other Program Document, and (ii) any Lien created by the Purchasers).

          "Adverse Effect" means (i) any occurrence of, or any increase in, any
           --------------
Adverse Claim on the Purchased Portfolio Assets, (ii) any occurrence of, or any increase in, any material claims, damages, losses, liabilities, expenses, obligations, penalties or disbursements of any kind or nature of the Purchasers or the Program Administrator arising out of the transactions contemplated by the Program Documents, (iii) any adverse effect upon the status of any transfer of any Portfolio Assets or Purchased Portfolio Assets under the Program Documents as a True Sale, (iv) any adverse effect upon the Seller's status as a Bankruptcy Remote Entity, (v) any material adverse effect upon the Seller's, the Parent's, the Distributor's, the Shareholder Servicer's, any Advisor's, any Transfer Agent's or any Company's ability to pay or perform its respective obligations under any Program Document in a timely manner, (vi) any adverse effect on the status of the Portfolio Assets as Eligible Portfolio Assets, (vii) any adverse effect on the amount or timely receipt by the Funding and Collection Agent of any Program Collections in accordance with the terms of any Irrevocable Payment Instruction or any other Program Document, (viii) any adverse effect on the Purchasers' right, title or interest in the Purchased Portfolio Assets, the Program Collections in respect thereto, the Program Collection Account or the Ancillary Rights in respect of the Purchased Portfolio Assets, (ix) any material adverse effect on any of the other rights of the Purchasers or the Program Administrator under the Program Documents, or (x) any material adverse effect on the remedies of the Purchasers or the Program Administrator under any Program Document.

          "Advisor" means each of Federated Advisers, Federated Global Research
           -------
Corp. and Federated Management in their capacities as investment advisors and managers of the Companies included in the Program, and any other Federated Entity which is a permitted successor or assignee of any of them in such capacities.

          "Advisory Agreement" means with respect to any Fund, the agreement
           ------------------
between the applicable Advisor and the related Company in respect of such Fund and any replacement agreement as may be adopted in the future, pursuant to which the Advisor provides investment advisory services to such Fund.

          "Affiliate" of a referenced Person means (a) another Person
           ---------
controlling, controlled by or under common control with such referenced Person, or (b) any other Person beneficially owning or controlling ten percent (10%) or more of the outstanding voting securities or rights of or the interest in the capital, distributions or profits of the referenced Person, provided, however,
                                                            --------  -------
that the term "Affiliate" shall not include any Fund, any Company, or any similar investment company for which the Parent and/or its Affiliates provide the type of services contemplated by the Distributor's Contracts and the Advisory Agreements. The terms "control," "controlling," "controlled" and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

          "Allocation Notice" means a written notice from the Program
           -----------------
Administrator to the Funding and Collection Agent (with a copy to each of the other parties to the Program Funding and Collection Agency Agreement) stating funds are to be allocated in accordance with the Allocation Procedures and disbursed in accordance with Section 4.03(a) of the Program Funding and Collection Agency Agreement on a more frequent basis, which notice shall specify the frequency of such allocation.

          "Allocation Procedures" means the allocation procedures set forth in
           ---------------------
Schedule II to the Master Agreement.

          "Amortized Maximum Aggregate Sales Charge Allowable" means with
           --------------------------------------------------
respect to the Portfolio Assets relating to any Fund as of any date of determination, (i) an amount equal to the

Maximum Aggregate Sales Charge Allowable payable in respect of such Portfolio Assets, minus (ii) the aggregate amounts paid by the applicable Company and the holders of its Shares relating thereto.

          "Ancillary Rights" means all of the Seller's, Transferor's and
           ----------------
Distributor's rights, remedies, title and interests in, to and under (i) the Program Documents (to the extent of representations, warranties, covenants and other rights and remedies thereunder with respect to the Purchased Portfolio Assets), including the right to receive payments pursuant thereto, (ii) all UCC financing statements covering any of the foregoing, (iii) all proceeds thereof, and (iv) all other rights the Seller, the Transferor or the Distributor, as the case may be, may have in respect of the foregoing under Applicable Law, in each case as they relate to the Purchased Portfolio Assets.

          "Applicable Law" means all applicable laws and treaties, judgments,
           --------------
decrees, injunctions, writs and orders of any court, tribunal, arbitrator or governmental agency or authority or regulatory body and rules, regulations, orders, licenses and permits of any governmental body, instrumentality, agency or authority or regulatory body.

          "Asset Based Sales Charges" means fees payable by a Fund, or a Company
           -------------------------
with respect to a Fund pursuant to the Distribution Plan and Distributor's Contract in consideration of the distribution of its Shares, excluding the Shareholder Servicing Fee.

          "Assigned Portion" shall have the meaning assigned to such term in
           ----------------
Section 8.06 of the Program Funding and Collection Agency Agreement.

          "Authority" means any governmental or self-regulatory authority
           ---------
(including the NASD, the stock exchanges and the SEC), whether executive, legislative, judicial, regulatory, administrative or other, or any combination thereof, including any federal, state, territorial, county, municipal or other government or governmental or self-regulatory agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

          "Authorized Representative" shall have the meaning assigned to such
           -------------------------
term in Section 4.03(d) of the Program Funding and Collection Agency Agreement.

          "Authorized Representative Certificate" shall have the meaning
           -------------------------------------
assigned to such term in Section 4.03(d) of the Program Funding and Collection Agency Agreement.

          "Bankruptcy Code" means Title 11 of the United States Code, Sections
           ---------------
101, et seq., and the rules and regulations promulgated thereunder, as amended
     -- ---
from time to time.

          "Bankruptcy Remote Covenants" means the covenants set forth in
           ---------------------------
Schedule III to the Master Agreement.

          "Bankruptcy Remote Entity" means a special purpose entity formed under
           ------------------------
the laws of one of the states of the United States or the District of Columbia which is organized and operated in a manner designed to insulate it from the risk of becoming the subject of reorganization or liquidation under the Bankruptcy Code and that satisfies all of the published criteria of Standard & Poor's relating to special purpose, bankruptcy remote entities.

          "Base Rate" means, for any period, a fluctuating interest rate per
           ---------
annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

          (a)  the Prime Rate; and

          (b) 1/2 of one percent per annum above the Federal Funds Rate.

          "Business Day" means any day on which banks are not authorized or
           ------------
required to close in New York City and on which banks are not authorized or required to close in Pittsburgh, Pennsylvania.

          "Calculation Date" means the last day of each calendar month.
           ----------------

          "Cash Equivalents" shall have the meaning assigned to such term in
           ----------------
Section 4.04 of the Program Funding and Collection Agency Agreement.

          "Cause" shall have the meaning assigned to such term in Section 5.01
           -----
of Program Servicer Agent Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, and as it
           ----
may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "Commission Share" means, in respect of any Fund, each Share of such
           ----------------
Fund which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a Contingent Deferred Sales Charge upon redemption of such Share, including any Share of such Fund issued in connection with a Permitted Free Exchange, and any such Share shall not cease to be a Commission Share prior to the redemption (including a redemption in connection with a Permitted Free Exchange) or conversion even though the obligation to pay the Contingent Deferred Sales Charge shall have expired or conditions for waivers thereof shall exist.

          "Company" means each investment company registered with the SEC under
           -------
the Investment Company Act specified on Schedule I to the Master Agreement, as the same may be supplemented pursuant to Section 9.18.

          "Complete Termination" shall (i) in respect of the Distribution Plan
           --------------------
in respect of any Fund have the meaning assigned to such term in such Distribution Plan in effect on the date of the Master Agreement, and (ii) in respect of the Principal Shareholder Servicer's Agreement in respect of any Fund have the meaning assigned to such term in such Principal Shareholder Servicer's Agreement.

          "Conduct Rules" means the Conduct Rules of the NASD, and the rules,
           -------------
regulations and interpretations (including examples and explanations) of the NASD in respect thereto, as the same may from time to time be amended, supplemented or modified.

          "Contingent Deferred Sales Charge" means the contingent deferred sales
           --------------------------------
charges payable, either directly or by withholding from the proceeds of the redemption of the Shares of such Fund, by the shareholders of such Fund on any redemption of Shares relating to such Fund in accordance with the Distributor's Contract and the Prospectus relating to such Fund.

          "Control" shall have the meaning assigned in Section 2(a)(9) of the
           -------
Investment Company Act.

          "Conversion Feature" means with respect to any Share of any Fund, a
           ------------------
mandatory or elective provision (including a provision which permits or requires such Share to be converted into a share of a different class) which may result in a reduction or termination of any amount owing from the related Company or Fund in respect of such Share or the shareholder in respect of the Portfolio Assets relating to such Share (or the Share obtained by virtue of a conversion of such Share) at some point in the future.

          "Corporate Trust Office" shall mean the principal office of Bankers
           ----------------------
Trust Company at which, at any particular time, its corporate trust business shall be administered, which office at the date of the execution of the Program Documents is located at Four Albany Street, New York, New York 10006, Attention:
Corporate Trust and Agency Group-Structured Finance or at any other time at such other address as Bankers Trust Company may designate from time to time.

          "CP Yield" means the daily yield on "1-month commercial paper" (quoted
           --------
on a bank-discount basis, on commercial paper for firms whose bond rating is "AA" or the equivalent) as made available by the Federal Reserve Board on Statistical Release H.15(519) or, if such index is no longer published and no replacement is adopted, such other index as may be selected by the Program Administrator and accepted by the Seller.

          "Date of Original Issuance" shall have the meaning assigned to such
           -------------------------
term in the Allocation Procedures.

          "Debt" of any Person means, on any date:  (i) all indebtedness of such
           ----
Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property, (iv) all lease obligations of such Person which have been or should be included in total liabilities in accordance with GAAP, (v) all indebtedness secured by a Lien on any asset of such Person, whether or not such Person has assumed or is otherwise liable for such indebtedness, (vi) all Debt of others guaranteed in any manner, directly or indirectly, by such Person (or in effect guaranteed indirectly by such Person through an agreement intended to have the effect of enabling an obligor other than such Person to satisfy Debt or to assure the holder of Debt of such obligor against loss, whether through an obligation of such Person to purchase property or services or to maintain such obligor's financial condition or otherwise), (vii) all reimbursement obligations of such Person in respect of letters of credit, foreign currency sale agreements and bankers' acceptances, except such as are obtained by such Person to secure performance of obligations (other than for borrowed money or similar obligations) incurred in the ordinary course of such Person's business that are not overdue or in default beyond the expiration of any applicable grace or cure period and (viii) all obligations of such Person under interest rate protection agreements (including interest rate swaps, caps, floors, collars and similar agreements) and other market protection agreements.

          "Deposited Collection Funds" means all funds at any time and from time
           --------------------------
to time on deposit in or otherwise to the credit of the Program Collection Account, including Cash Equivalents.

          "Distribution Plan" means with respect to any Fund the distribution
           -----------------
plan of the related Company, in respect thereto, pursuant to which Shares of such Fund are distributed by the Distributor and provided no Complete Termination has occurred, any successor or replacement distribution plan.

          "Distributor" shall have the meaning assigned to such term in the
           -----------
preambles to the Master Agreement.

          "Distributor's Contract" shall mean, with respect to any Fund, the
           ----------------------
agreement between the Distributor and the applicable Company of such Fund and any replacement agreement as may be adopted in the future, pursuant to which the Distributor has been appointed as the agent of such Company to sell and distribute the Shares of such Fund.

          "Dollars" and "$" mean lawful money of the United States of America.
           -------       -

          "Eligible Portfolio Assets" shall mean a Portfolio Asset:  (a) which
           -------------------------
constitutes an "account" or "general intangible", as such terms are defined in the UCC of all jurisdictions the laws of which are applicable for determining whether the interests created by the Program Documents are perfected, and the obligor in respect of which is organized in the United States but not a governmental entity (provided that a Portfolio Asset shall not be deemed to fail
                     --------
to meet the foregoing obligor condition solely because a minor portion of the Shareholders of a Fund are not organized in or residents of the United States or are governmental entities); (b) which is denominated and payable in Dollars; (c) which constitutes a legal, valid and binding contractual obligation of the obligor thereof enforceable in accordance with its terms, which is fully vested, not executory and shall not be subject to a dispute, offset, counterclaim, defense or Adverse Claim whatsoever, except as enforceability may be limited by applicable bankruptcy laws and other similar laws effecting the rights and remedies of creditors generally and equitable principles whether considered in a proceeding in equity or law, and in the case of Portfolio Assets sold on a 5.5% commission structure basis, each of the conditions set forth in the Principal Shareholder Servicer's Agreement and Shareholder Services Agreement have been met in respect of the related Shares which are necessary so that the Principal Shareholder Servicer's entitlement to the Shareholder Servicing Fee in respect of the related Shares is deemed to be fully earned as of the issuance thereof and to render the applicable Fund's obligation to pay the Shareholder Servicing Fee in respect thereof absolute and unconditional and so that it shall not be subject to dispute, offset, counterclaim or any defense whatsoever (except in connection with a Complete Termination, as defined in the Principal Shareholder Servicer's Agreement); (d) which does not and the origination of which did not contravene any Applicable Law; (e) which, in respect of Asset Based Sales Charges, requires the payment thereof at the Maximum Sales Charge Allowable; (f) which, in respect of Contingent Deferred Sales Charges, requires the payment thereof at the rate set forth on Schedule IV to the Master Agreement; (g) which, in respect of Shareholder Servicing Fees, requires the payment thereof at the Maximum Service Fee Allowable; and (h) with respect to which the related Share does not have a Conversion Feature other than a Permitted Conversion Feature.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" means any corporation or trade or business that is a
           ---------------
member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which a Person is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which such Person is a member.

          "Event of Termination" shall have the meaning specified in Section
           --------------------
6.01 of the Master Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, and the
           ------------
rules and regulations of the SEC thereunder.

          "Exchange Share" shall mean, in respect of any Fund, Shares of such
           --------------
Fund that were issued in a Permitted Free Exchange of Shares of any other Fund.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

          "Federated Entity" means each of the Parent, the Seller, the
           ----------------
Transferor, the Distributor (as Distributor, Principal Shareholder Servicer and Program Servicer Agent), the Shareholder Servicer, each Advisor and each Transfer Agent which is an Affiliate of any thereof.

          "Fedwire" means the Fedwire funds transfer system maintained by the
           -------
Federal Reserve Banks.

          "Fee Agreement" shall mean Federated Investors Program Fee Agreement
           -------------
referencing the Master Agreement which is contemplated to be executed and delivered by the Parent and the Revolving Purchaser.

          "5.5% Commission Shares" means Commission Shares sold on a 5.5%
           ----------------------
commission basis.

          "FOF Funds" means a Fund acting as a fund-of-funds.
           ---------

          "Free Redemptions" means a redemption of Shares of any Fund (other
           ----------------
than Reinvested Shares of such Fund) by a shareholder of such Fund under any arrangement which relieves or defers, in whole or in part, such shareholder's obligation to pay the maximum

Contingent Deferred Sales Charge which would have been payable in the absence of such arrangement by any other shareholder of such Fund redeeming a Share of such Fund that had been held by such other shareholder for the same period the Shares of such Fund had been held by the shareholder in question, including (i) arrangements pursuant to which certain Persons are entitled to acquire Shares of such Fund under circumstances in which no Contingent Deferred Sales Charges will be payable by them, and (ii) arrangements pursuant to which Contingent Deferred Sales Charges are deferred in connection with the redemption of Shares of such Fund because the redeeming shareholder is reinvesting all or a portion of the proceeds of such redemption in shares of another fund; provided, however, that
                                                       --------  -------
the term "Free Redemptions" shall not include any Permitted Free Exchanges.

          "Free Share" means, in respect of any Fund, each Share of such Fund
           ----------
other than a Commission Share.

          "Fund" means each separate series of a Company specified on Schedule I
           ----
to the Master Agreement, as the same may be supplemented pursuant to Section
9.18 of the Master Agreement.

          "Fundamental Investment Objectives and Policies" means, with respect
           ----------------------------------------------
to any Fund, the fundamental investment objectives and policies and the fundamental borrowing policies specified in the Prospectus for such Fund in effect from time to time.

          "Funding and Collection Agent" means Bankers Trust Company, as funding
           ----------------------------
and collection agent under the Program Funding and Collection Agency Agreement.

          "Funding and Collection Agent Fee" means the fee payable to the
           --------------------------------
Funding and Collection Agent pursuant to Section 7.02 of the Program Funding and Collection Agency Agreement.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America in effect from time to time.

          "Governmental Authorizations" means all franchises, permits, licenses,
           ---------------------------
approvals, consents and other authorizations of any kind of all Authorities.

          "Governmental Filings" means all filings, including franchise and
           --------------------
similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Authorities.

          "Indemnified Party" shall have the meaning assigned to such term in
           -----------------
Section 9.04(b) of the Master Agreement.

          "Indenture Concentration Account" shall mean the account of the
           -------------------------------
Initial Purchaser maintained by Bankers Trust Company, at Four Albany Street, New York, New York 10006, ABA No.: 021001033, Acct. No.: 01419647, for further credit to 24060, Ref. "PLT Finance Trust 1997-1", or such other account as the Initial Purchaser shall designate in writing to the Program Administrator and the Funding and Collection Agent.

          "Indenture Trustee" shall have the meaning assigned to such term in
           -----------------
the Trust Agreement.

          "Independent Director" means an individual director of the Seller who
           --------------------
shall be at no time (a) a holder of any beneficial interest in any Affiliate of the Seller, or (b) an employee, trustee, officer or director of any Affiliate of the Seller.

          "Initial Purchase Agreement" means the Federated Investors Program
           --------------------------
Initial Purchase Agreement dated as of the date of the Master Agreement substantially in the form of Exhibit B to the Master Agreement between the Initial Purchaser and the Seller.

          "Initial Purchase Cut-Off Date" means March 31, 1997.
           -----------------------------

          "Initial Purchase Date" means the Purchase Date for the purchase of
           ---------------------
Portfolio Assets by the Initial Purchaser.

          "Initial Purchase Price" shall have the meaning assigned to it in
           ----------------------
Section 2.02(a) of the Initial Purchase Agreement.

          "Initial Purchaser" shall have the meaning assigned to it in the
           -----------------
preamble to the Master Agreement.

          "Initial Purchaser's Asset Based Sales Charge Portion" means the
           ----------------------------------------------------
portion of the Purchased Portfolio Assets constituting Asset Based Sales Charges allocable to the Initial Purchaser pursuant to the Allocation Procedures.

          "Initial Purchaser's CDSC Portion" means the portion of the Portfolio
           --------------------------------
Assets relating to all Funds constituting Contingent Deferred Sales Charges allocable to the Initial Purchaser pursuant to the Allocation Procedures.

          "Initial Purchaser's Investment Earnings" shall have the meaning
           ---------------------------------------
assigned to such term in Section 4.03(c) of the Program Funding and Collection Agency Agreement.

          "Initial Purchaser's Portion" means, on any date, the sum of (i)
           ----------------------------
Initial Purchaser's CDSC Portion, (ii) Initial Purchaser's Asset Based Sales Charge Portion, (iii) the Initial Purchaser's Shareholder Servicing Fee Portion,
(iv) the Initial Purchaser's Investment Earnings, and (v) all other amounts to which the Initial Purchaser is entitled under the Program Documents which are deposited in the Program Collection Account, reduced by the sum of (x) the Initial Purchaser's allocable portion, determined in accordance with Section 4.03(b)(i) of the Program Funding and Collection Agency Agreement, of the amounts distributed in accordance with Section 4.03(a)(i) and (ii) of the Program Funding and Collection Agency Agreement and (y) the Initial Purchaser's allocable portion, determined in accordance with Section 4.03(b)(ii) of the Program Funding and Collection Agency Agreement, of the amounts distributed in accordance with Section 4.03(a)(iii) of the Program Funding and Collection Agency Agreement.

          "Initial Purchaser's Shareholder Servicing Fee Portion" means the
           -----------------------------------------------------
portion of the Portfolio Assets relating to all Funds constituting Shareholder Servicing Fees allocable to the Initial Purchaser pursuant to the Allocation Procedures.

          "Investment Advisers Act" means the Investment Advisers Act of 1940,
           -----------------------
as amended, and the rules and regulations of the SEC thereunder.

          "Investment Company Act" means the Investment Company Act of 1940, as
           ----------------------
amended, and the rules and regulations of the SEC thereunder.

          "Investment Earnings" means as of any Monthly Settlement Date, the
           -------------------
interest and income resulting from the investment performance of the Cash Equivalents (taken as a whole), if any, for the most recent calendar month ending prior to the Monthly Settlement Date in question (or, in the case of a Monthly Settlement Date which occurs during the first week of a calendar month, for the second most recent calendar month ending prior to the Monthly Settlement Date in question).

          "Investment Losses" means as of any Monthly Settlement Date, the
           -----------------
losses resulting from the investment performance of the Cash Equivalents (taken as a whole), if any, for the most recent calendar month ending prior to the Monthly Settlement Date in question (or, in the case of a Monthly Settlement Date which occurs during the first week of a calendar month, for the second most recent calendar month ending prior to the Monthly Settlement Date in question).

          "Investor" shall mean in respect of any Person, holders of any equity
           --------
securities or Debt of such Person the proceeds of which were used to purchase interests in the Purchased Portfolio Assets.

          "Investor Report" means the report in substantially the form of
           ---------------
Exhibit L to the Master Agreement, together with the DST Systems, Inc. reports specified in the Program Servicing Procedures.

          "Irrevocable Payment Instruction" means the Distributor's,
           -------------------------------
Transferor's and Seller's irrevocable payment instruction to each Company and the Transfer Agent in respect of each Fund, in the form of Exhibit J to the Master Agreement.

          "Liability" shall have the meaning assigned to such term in Section
           ---------
9.04(b) of the Master Agreement.

          "Lien" means any claim, mortgage, pledge, hypothecation, assignment,
           ----
deposit arrangement, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction), or other charge or encumbrance, including the retained security title of a conditional vendor or lessor.

          "Master Agreement" shall mean that certain Federated Investors Program
           ----------------
Master Agreement dated as of October 24, 1997 among Federated Investors, Federated Funding 1997-1, Inc., Federated Investors Management Company, Federated Securities Corp., PLT Finance Trust 1997-1, PLT Finance, L.P., Putnam, Lovell & Thornton Inc. and Bankers Trust Company, as Funding and Collection Agent.

          "Maximum Aggregate Sales Charge Allowable" means with respect to any
           ----------------------------------------
Fund the maximum Asset Based Sales Charge which may be paid by the related Company in respect of Shares of such Fund pursuant to the Distributor's Contract, together with interest thereon at the Maximum Interest Allowable, relating to such Fund and pursuant to the "maximum sales charge rule" set forth in the Conduct Rules, assuming the related Company in respect of such Fund pays a separate Service Fee in respect of Shares of such Fund, unreduced by payments theretofore made in respect thereof by such Company, in respect of Shares of such Fund.

          "Maximum Interest Allowable" means the maximum interest which may be
           --------------------------
taken into account under Section 2830(d) of the Conduct Rules in computing the Maximum Aggregate Sales Charge Allowable.

          "Maximum Sales Charge Allowable" means with respect to any Fund the
           ------------------------------
maximum Asset Based Sales Charge which may be paid by the related Fund or Company in respect of such Fund at any time under the Conduct Rules, including the annual limit and the limit on the Maximum Aggregate Sales Charge Allowable.

          "Maximum Service Fee Allowable" means with respect to any Fund the
           -----------------------------
maximum Service Fee which may be paid by the related Company in respect of Shares of such Fund under the Conduct Rules.

          "Monthly Collection Determination Date" shall mean the twenty ninth
           -------------------------------------
(29th) calendar day of each calendar month, during the term of the Master Agreement, or if such day is not a Business Day, the next succeeding Business Day; provided however, that if there is no such day in such calendar month, the
     -------- -------
Monthly Collection Determination Date shall occur on the first Business Day of the immediately following calendar month.

          "Monthly Settlement Date" shall mean the Business Day next succeeding
           -----------------------
each Monthly Collection Determination Date.

          "Multiemployer Plan" means a multiemployer plan defined as such in
           ------------------
Section 3(37) or 4001(a)(3) of ERISA to which contributions have been, or were required to have been, made by a Person or any ERISA Affiliate, or under which such Person or any ERISA Affiliate may incur any liability.

          "NASD" means the National Association of Securities Dealers, Inc.
           ----

          "NAV Decline Ratio" in reference to a period from the end of one month
           -----------------
(the "Reference Date") to a later Calculation Date shall be determined by (i) determining the negative or positive percentage change in the Net Asset Value per Share of each Fund from the Reference Date to the Calculation Date, (ii) computing the arithmetic sum of the products obtained by multiplying the percentage change obtained in clause (i) for Shares of each Fund by the Net Asset Value of the Shares of such Fund on the Calculation Date, and (iii) if the sum obtained in clause (ii) is negative dividing the sum obtained in clause (ii) by the Net Asset Value of all Shares of all Funds on the Calculation Date and expressing the result as a negative percentage, and if the sum obtained in clause (iii) is positive the NAV Decline Ratio shall be zero.

          "Net Asset Value" means, (i) with respect to any Fund, as of the date
           ---------------
any determination thereof is made, the net asset value of such Fund computed in the manner such value is required to be computed by the applicable Company, in respect of such Fund in its reports to its shareholders, and (ii) with respect to any Share of such Fund as of any date, the quotient obtained by dividing the net asset value of such Fund (as computed in accordance with clause (i) above) as of such date allocated to the Shares of such Fund (in accordance with the Distribution Plan and the Prospectus) by the number of Shares of such Fund outstanding on such date.

          "Other Taxes" shall have the meaning assigned to such term in Section
           -----------
9.05 of the Master Agreement.

          "Overnight Equivalents" shall have the meaning assigned to such term
           ---------------------
in Section 3.04(a) of the Program Funding and Collection Agency Agreement.

          "Parent" shall have the meaning assigned to such term in the preambles
           ------
to the Master Agreement.

          "Permitted Bank" shall have the meaning assigned to such term in
           --------------
Section 4.04(a)(iv) of the Program Funding and Collection Agency Agreement.

          "Permitted Conversion Feature" means with respect to any Share of any
           ----------------------------
Fund, a Conversion Feature in respect of such Fund which, by its terms, may not become effective prior to the calendar month following the calendar month in which falls the eighth year anniversary of the issuance of such Share or, if such Share constitutes an Exchange Share, of the Share from which such Exchange Share derives; provided, that Free Shares of any holder relating to any Fund
               --------
shall convert in proportion to the number of Shares (other than Free Shares) of that holder in such Fund being converted on such date.

          "Permitted Debt"  means Debt created by, arising out of or
           --------------
contemplated by the Program Documents.

          "Permitted Designee" means, (a) the Program Administrator and the
           ------------------
Purchasers, and (b) any officer, partner, employee, agent, representative, legal counsel, auditors or trustee designated by the Purchasers or the Program Administrator, as the case may be.

          "Permitted Entity" shall have the meaning assigned to such term in
           ----------------
Section 5.02 of the Program Servicer Agent Agreement.

          "Permitted Free Exchange" means any exchange of Shares of one Fund
           -----------------------
(the "Redeeming Fund") for Exchange Shares of another Fund (the "Issuing Fund"), where, pursuant to the applicable constituent documents of the Issuing Fund:
(i) Exchange Shares of the Issuing Fund are deemed for all purposes (including the computation of the amount of, and timing of payment of the related Contingent Deferred Sales Charge) to have been acquired at the time when the exchanged Shares of the Redeeming Fund were acquired (or deemed to have been acquired) by the holder thereof; (ii) the exchanging shareholder becomes obligated to pay to the Issuing Fund the same Contingent Deferred Sales Charge in respect of the Exchange Shares of the Issuing Fund and on the same terms as such holder was obligated to pay to the Redeeming Fund in respect of the Shares of the Redeeming Fund so exchanged; (iii) the date upon which such Exchange Shares of the Issuing Fund received in the Exchange are converted pursuant to the Permitted Conversion Feature is the same as the date the exchanged Shares of the Redeeming Fund were to be converted pursuant to the Permitted Conversion Feature of the exchanged Shares; (iv) the Maximum

Aggregate Sales Charge Allowable in respect of the Issuing Fund pursuant to the Distributor's Contract, the Distribution Plan and the Prospectus of the Issuing Fund is increased on the effective date of the exchange by a percentage of the Net Asset Value on such exchange date of the Shares of the Redeeming Fund being so exchanged determined in accordance with Schedule V to the Master Agreement with reference to the number of calendar months which have passed since the Date of Original Issuance of the Share of the Redeeming Fund redeemed in connection with such exchange; provided, that the amount of such increase shall not exceed
                    --------
the Amortized Maximum Aggregate Sales Charge Allowable of the Redeeming Fund immediately prior to the exchange; (v) the Amortized Maximum Aggregate Sales Charge Allowable in respect of the Redeeming Fund is reduced by the same amount as the Maximum Aggregate Sales Charge Allowable in respect of such Issuing Fund is increased; and (vi) both the redemption of the Shares of the Redeeming Fund so exchanged and the issuance of the Shares of the Issuing Fund are effected at the Net Asset Value of such Shares at the date of the exchange without any reduction for fees or expenses attributable to such exchange.

          "Permitted Liens" means Liens created by or arising out of the Program
           ---------------
Documents.

          "Person" means an individual, a corporation, a partnership, a joint
           ------
venture, a limited liability company, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity whether acting in an individual, fiduciary or other capacity.

          "Placement" means any transaction pursuant to which a Purchaser
           ---------
(including, without limitation, any Placement Trust which obtains such interest directly or indirectly from such Purchaser) sells or otherwise transfers, participates or causes to be sold, transferred or participated interests in the Purchased Portfolio Assets relating to any Fund (including the right to receive any portion of any Program Collections) to any Person, including a Placement Trust which publicly or privately sells debt instruments and/or certificates or other instruments representing ownership interests in such Placement Trust or interest in any Purchased Portfolio Assets relating to any Fund.

          "Placement Agent" means Putnam, Lovell & Thornton Inc., as placement
           ---------------
agent for any Placement.

          "Placement Securities" means the debt or equity securities issued by
           --------------------
the Purchaser or a Placement Trust and representing interests in the Purchased Portfolio Assets.

          "Placement Trust" shall mean any trust or other special purpose entity
           ---------------
to which any interest in any of the Purchased Portfolio Assets relating to any Fund or the right to receive any Program Collections with respect thereto has been transferred in connection with a Placement.

          "Plan" means an employee benefit or other plan as defined in Section
           ----
3(3) of ERISA established or maintained by a Person or any ERISA Affiliate during the five-year period ended immediately prior to the Purchase Date or to which such Person or any ERISA Affiliate makes, is obligated to make or has, within the five-year period ended immediately prior to the Purchase Date, been required to make contributions or under which such Person or any ERISA Affiliate may incur any liability or which covers any employee or former employee of such Person or any ERISA Affiliate other than a Multiemployer Plan.

          "Portfolio Assets" means with respect to each Fund, all of the rights
           ----------------
under the related Distributor's Contract, the related Distribution Plan, the related Prospectus and the related Principal Shareholder Servicer's Agreement to receive amounts paid or payable in respect of Asset Based Sales Charges (including interest at the Maximum Interest Allowable), Contingent Deferred Sales Charges, and Shareholder Servicing Fees in each case in respect of the Shares of such Fund and in respect of Shares of any other Fund acquired in any Permitted Free Exchange of Shares of the Fund in question, including any similar amount paid or payable under any replacement distribution plan, distributor's contract, principal shareholder servicer's agreement or prospectus, and any continuation payments in respect thereof paid or payable by the related Company in respect of the Shares of such Fund in the event of a termination of the related Distribution Plan, Distributor's Contract, Principal Shareholder Servicer's Agreement or Prospectus, and all shareholder servicing fees payable by any fund arising out of Class A shares of such fund acquired by FOF Funds with the proceeds of 5.5% Commission Shares.

          "Post-Default Rate" means in respect of any amount not paid when due,
           -----------------
a rate per annum during the period commencing on the due date thereof until such amount is paid in full equal to the Base Rate as in effect from time to time plus two percent (2%).

          "Prime Rate" means the rate of interest from time to time announced by
           ----------
NationsBank, N.A. at its principal office as its prime commercial lending rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

          "Principal Shareholder Servicer" shall mean, in respect of any Fund,
           ------------------------------
the Distributor, in its capacity as principal shareholder servicer in respect of such Fund.

          "Principal Shareholder Servicer's Agreement" means, in respect of any
           ------------------------------------------
Fund, the agreement between the Principal Shareholder Servicer and the applicable Company in respect of such Fund pursuant to which the Principal Shareholder Servicer agrees to act in such capacity in respect of Shares of such Fund, and any replacement agreement pursuant to which the Principal Shareholder Servicer has been appointed principal shareholder servicer in respect of Shares of such Fund.

          "Private Authorizations" means all franchises, permits, licenses,
           ----------------------
approvals, consents and other authorizations of all Persons (other than Authorities) including those with respect to trademarks, service marks, trade names, copyrights, computer software programs and technical and other knowhow.

          "Program" means the program established by the Program Documents
           -------
pursuant to which the Purchasers will purchase Portfolio Assets.

          "Program Administrator" shall have the meaning assigned to such term
           ---------------------
in the preambles to the Master Agreement.

          "Program Collection Account" shall have the meaning assigned to such
           --------------------------
term in Section 4.01 of the Program Funding and Collection Agency Agreement.

          "Program Collections" means (i) all amounts paid or payable in respect
           -------------------
of the Portfolio Assets relating to each Fund by the applicable Fund or Company or by each shareholder of such Fund that in either case are allocable to the Purchased Portfolio Assets in accordance with the Allocation Procedures and (ii) all proceeds in respect of the foregoing.

          "Program Costs" means the aggregate Program Servicer Agent fees and
           -------------
expenses, the aggregate Funding and Collection Agent fees and expenses and reasonable counsel and accountants fees and expenses, the reasonable fees and expenses of other customary service providers and the amounts due under any interest rate protection agreements in connection with the Program.

          "Program Documents" means each Distributor's Contract, each
           -----------------
Distribution Plan, each Prospectus, each Principal Shareholder Servicer's Agreement, each Shareholder Servicer's Agreement, the Fee Letter, the Master Agreement, the Program Funding and Collection Agency Agreement, the Transferor's Transfer Agreement, the Seller's Transfer Agreement, the Purchase Agreements, the Trust Agreement, the Fee Agreement, each Transfer Agent's Agreement, each Selling Agent's Agreement, each Irrevocable Payment Instruction and the Program Servicer Agent Agreement, and all exhibits, schedules and annexes any thereof.

          "Program Funding and Collection Agency Agreement" means the Federated
           -----------------------------------------------
Investors Program Funding and Collection Agency Agreement, dated as of the date of the Master Agreement substantially in the form of Exhibit E to the Master Agreement among the Purchasers, the Program Administrator, the Seller, the Transferor, the Distributor and the Funding and Collection Agent.

          "Program Servicer Agent" means the Distributor in its capacity as
           ----------------------
program servicer agent under the Program Servicer Agent Agreement.

          "Program Servicer Agent Fee" shall have the meaning assigned to such
           --------------------------
term in Section 3.03 of the Program Servicer Agent Agreement.

          "Program Servicing Procedures" means the Federated Investors Program
           ----------------------------
Servicing Procedures in the form of Exhibit A to the Program Servicer Agent Agreement and as amended from time to time by the Program Servicer Agent with the prior written consent of the Program Administrator.

          "Program Servicer Agent Agreement" means the Federated Investors
           --------------------------------
Program Servicer Agent Agreement dated the date of the Master Agreement substantially in the form of Exhibit D to the Master Agreement, among the Purchasers, the Program Administrator and the Distributor, as Program Servicer Agent

          "Program Servicer Agent Remittance Account" means the account of the
           -----------------------------------------
Program Servicer Agent maintained by PNC Bank at 2 PNC Plaza, 620 Liberty Ave., Pittsburgh, PA 15265, ABA No.: 043000096, Acct. No.: 2434291, Ref. "For the benefit of Federated Securities Corp.", or at such other account as the Program Servicer Agent shall designate in writing to the Program Administrator and the Funding and Collection Agent.

          "Prospectus" means with respect to any Fund the prospectus filed with
           ----------
the SEC as a part of the related Company's registration statement on Form N-1A, as amended, and shall include the related statement of additional information included in such registration statement.

          "Purchase Agreements" means the Initial Purchase Agreement and the
           -------------------
Revolving Purchase Agreement.

          "Purchase Cut-Off Date" means, in respect of the Initial Purchase
           ---------------------
Date, the Initial Purchase Cut-Off Date, and in respect of each Revolving Purchase Date the date specified as such in the Revolving Purchase Notice delivered in respect of such Revolving Purchase Date.

          "Purchase Date" means the date of each purchase of Portfolio Assets
           -------------
pursuant to the Purchase Agreements.

          "Purchase Price" means the Initial Purchase Price or the Revolving
           --------------
Purchase Price, as the case may be.

          "Purchase Price Percentage" means, with respect to the Portfolio
           -------------------------
Assets relating to any Fund, the percentages set forth opposite the name of such Fund under the heading "Purchase Price Percentages" on Schedule I to the Revolving Purchase Agreement, determined with reference to the applicable Fund and whether such Portfolio Assets are based upon a 4.0% or 5.5% commission structure.

          "Purchased Portfolio Assets" means with respect to any Fund, as of any
           --------------------------
date, the Portfolio Assets allocated to Purchasers, in accordance with the Purchase Agreements and the Allocation Procedures, together with the Program Collections and Ancillary Rights with respect thereto, which is intended to include in respect of each Purchaser all Asset Based Sales Charges and Contingent Deferred Sales Charges payable by or in respect of such Fund arising out of the Shares attributed to such Purchaser, all Shareholder Servicing Fees payable by or in respect of such Fund arising out of the Shares attributed to such Purchaser which constitute or derive from 5.5% Commission Shares and all shareholder servicing fees payable by any fund arising out of Class A shares of such fund acquired by FOF Funds with the proceeds of 5.5% Commission Shares attributed to such Purchaser.

          "Purchaser" means the Initial Purchaser or the Revolving Purchaser.
           ---------

          "Redemption Threshold Date" means the first day during any three
           -------------------------
calendar month period on which the aggregate Net Asset Values (determined with respect to each redeemed Share as of the date of such redemption) of all Shares relating to Purchased Portfolio Assets, which were redeemed in Free Redemptions during the portion of such period up to and including the day in question, equals or exceeds the product of (a) the average of the aggregate Net Asset Values of all Funds as of the three immediately preceding Calculation Dates, and
(b) one-half of one percent (0.50%).

          "Reinvested Share" means, in respect of any Fund, a Share which is
           ----------------
issued by such Fund as a result of the reinvestment of dividends or other distributions, whether ordinary income, capital gain or exempt-interest dividends or other distributions, of such Fund.

          "Related Collections" means (i) all amounts paid or payable in respect
           -------------------
of the Portfolio Assets relating to each Fund by the applicable Fund or Company or by each shareholder of such Fund and (ii) all proceeds of the foregoing, excluding, in the case of (i) and (ii) above, all Program Collections.

          "Responsible Officer" means, (i) with respect to any Person which is a
           -------------------
corporate entity or business trust other than Bankers Trust Company, any officer or Person with like authority or employee of such Person with responsibility and authority for the matters relating to such Person's participation in the transactions contemplated by the Program Documents, including the person to whom notices to such Person are to be directed as identified pursuant to the notice provisions of any Program Document, and (ii) with respect to Bankers Trust Company, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of Bankers Trust Company customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Program Documents, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Revolving Purchase Agreement" means the Federated Investors Program
           ----------------------------
Revolving Purchase Agreement referencing the Master Agreement which is contemplated to be executed and delivered by the Revolving Purchaser and the Seller.

          "Revolving Purchase Date" shall mean each Purchase Date for the
           -----------------------
purchase of Portfolio Assets by the Revolving Purchaser under the Revolving Purchase Agreement.

          "Revolving Purchase Limit" means $100,000,000, or such other amount as
           ------------------------
shall be agreed to in writing by the Revolving Purchaser, the Program Administrator and the Seller.

          "Revolving Purchase Notice" shall have the meaning assigned to such
           -------------------------
term in Section 1.02 of the Revolving Purchase Agreement.

          "Revolving Purchase Price" means with respect to the Portfolio Assets
           ------------------------
relating to any Fund to be purchased on a Revolving Purchase Date, an amount equal to the product of (A) the Purchase Price Percentage relating to such Fund, and (B) the total issue price of the Shares of such Fund sold on or after the preceding Revolving Purchase Date and prior to such Revolving Purchase Date; provided, however, that in the event that the Seller or any other Federated
--------  -------
Entity has received any Program Collections in respect of such Portfolio Assets to be purchased hereunder prior to the purchase thereof by the Revolving Purchaser, the Revolving Purchase Price for such Portfolio Assets shall be adjusted as agreed to by the Program Administrator and the Seller in order to reflect the reduced amount payable to the Revolving Purchaser in respect of such Sales Charges and notwithstanding anything in this Agreement to the contrary the Revolving Purchaser shall have no obligation to purchase any such Portfolio Assets under this Agreement until such reduced Revolving Purchase Price has been so agreed upon.

          "Revolving Purchase Termination Date" means the date which is the
           -----------------------------------
third anniversary of the date of the Master Agreement, or such later date as shall be agreed to in writing by the Revolving Purchaser, the Seller and the Program Administrator, or such earlier date which is (i) declared or deemed to have occurred pursuant to Section 6.01 of the Master Agreement, or (ii) the date on which the Seller terminates the Revolving Purchase Agreement by notice in writing to the Revolving Purchaser and the Program Administrator following the Revolving Purchaser's failure to make a requested purchase under the Revolving Purchase Agreement for a period in excess of 30 days in respect of which all conditions precedent to such purchase have been satisfied (except for Section 3.03(h) of the Revolving Purchase Agreement).

          "Revolving Purchaser"  shall have the meaning assigned to such term in
           -------------------
the preambles to the Master Agreement.

          "Revolving Purchaser Deposited Funds" means all funds at any time and
           -----------------------------------
from time to time on deposit in or otherwise to the credit of the Revolving Purchaser's Funding Account, including Cash Equivalents.

          "Revolving Purchaser Funding Amount" shall have the meaning assigned
           ----------------------------------
to such term in the Revolving Purchase Agreement.

          "Revolving Purchaser's Asset Based Sales Charge Portion" means the
           ------------------------------------------------------
portion of the Portfolio Assets relating to all Funds constituting Asset Based Sales Charges allocable to the Revolving Purchaser pursuant to the Allocation Procedures.

          "Revolving Purchaser's CDSC Portion" means the portion of the
           ----------------------------------
Portfolio Assets relating to all Funds constituting Contingent Deferred Sales Charges allocable to the Revolving Purchaser pursuant to the Allocation Procedures.

          "Revolving Purchaser's Funding Account" shall have the meaning
           -------------------------------------
assigned to such term in Article III of the Program Funding and Collection Agency Agreement.

          "Revolving Purchaser's Investment Earnings" shall have the meaning
           -----------------------------------------
assigned to such term in Section 4.03(c) of the Program Funding and Collection Agency Agreement.

          "Revolving Purchaser's Portion" means, on any date, the sum of (i)
           -----------------------------
Revolving Purchaser's CDSC Portion, (ii) Revolving Purchaser's Asset Based Sales Charge Portion, (iii) the Revolving Purchaser's Shareholder Servicing Fee Portion, (iv) the Revolving Purchaser's Investment Earnings, and (v) all other amounts to which the Revolving Purchaser is entitled under the Program Documents which are deposited in the Program Collection Account, reduced by the sum of (x) the Revolving Purchaser's allocable portion, determined in accordance with
Section 4.03(b)(i) of the Program Funding and Collection Agency Agreement, of the amounts distributed in accordance with Section 4.03(a)(i) and (ii) of the Program Funding and Collection Agency Agreement and (y) the Revolving Purchaser's allocable portion, determined in accordance with Section 4.03(b)(ii) of the Program Funding and Collection Agency Agreement, of the amounts distributed in accordance with Section 4.03(a)(iii) of the Program Funding and Collection Agency Agreement.

          "Revolving Purchaser's Remittance Account" shall mean the account of
           ----------------------------------------
the Revolving Purchaser maintained by Bankers Trust Company, at Four Albany Street, New York, New York 10006, ABA No.: 021001033, Acct. No.: 01419647 for further credit to 23486, Ref. "Federated Investors" or such other account as the Revolving Purchaser shall designate in writing to the Program Administrator and the Funding and Collection Agent.

          "Revolving Purchaser's Shareholder Servicing Fee Portion" means the
           -------------------------------------------------------
portion of the Portfolio Assets relating to all Funds constituting Shareholder Servicing Fees allocable to the Revolving Purchaser pursuant to the Allocation Procedures.

          "Rule 12b-1" means Rule 12b-1 adopted under the Investment Company
           ----------
Act, as the same may from time to time be amended, supplemented or modified.

          "Sales Charge" shall have the meaning set forth in Section 2830(b)(8)
           ------------
of the Conduct Rules.

          "SEC" means the United States Securities and Exchange Commission or
           ---
any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the SEC thereunder.

          "Seller" shall have the meaning assigned to such term in the preambles
           ------
to the Master Agreement.

          "Seller's Asset Based Sales Charge Portion"  means the portion of the
           -----------------------------------------
Portfolio Assets relating to all Funds constituting Asset Based Sales Charges allocable to the Seller pursuant to the Allocation Procedures.

          "Seller's CDSC Portion" means the portion of the Portfolio Assets
           ---------------------
relating to all Funds constituting Contingent Deferred Sales Charges allocable to the Seller pursuant to the Allocation Procedures.

          "Seller's Investment Earnings" shall have the meaning assigned to such
           ----------------------------
term in Section 4.03(c) of the Program Funding and Collection Agency Agreement.

          "Seller's Portion" means, on any date, the sum of (i) Seller's CDSC
           ----------------
Portion, (ii) Seller's Asset Based Sales Charge Portion, (iii) the Seller's Shareholder Servicing Fee Portion, and (iv) the Seller's Investment Earnings, reduced by (x) the Seller's allocable portion, determined in accordance with
Section 4.03(b)(i) of the Program Funding and Collection Agency Agreement, of the amounts distributed in accordance with Section 4.03(a)(i) and (ii) of the Program Funding and Collection Agency Agreement, and (y) the Seller's allocable portion, determined in accordance with Section 4.03(b)(ii) of the Program Funding and Collection Agency Agreement, of the amounts distributed in accordance with Section 4.03(a)(iii) of the Program Funding and Collection Agency Agreement.

          "Seller's Remittance Account" shall mean the account of the Seller
           ---------------------------
maintained by PNC Bank, at 2 PNC Plaza, 620 Liberty Ave., Pittsburgh, PA 15265, ABA No.: 043000096, Acct. No.: 1010937889 Ref. "For the benefit of Federated Funding 1997-1, Inc.", or such other account as the Seller shall designate in writing to the Program Administrator and the Funding and Collection Agent.

          "Seller's Shareholder Servicing Fee Portion" means the portion of the
           ------------------------------------------
Portfolio Assets relating to all Funds constituting Shareholder Servicing Fees allocable to the Seller pursuant to the Allocation Procedures.

          "Seller's Transfer Agreement" means the Transfer Agreement dated as of
           ---------------------------
the date hereof, substantially in the form of Exhibit A to the Master Agreement, between the Seller and the Transferor pursuant to which the Transferor transfers the Portfolio Assets to the Seller.

          "Selling Agent" means each Person which acts as direct or indirect
           -------------
distributor, underwriter, broker, dealer or agent for the Shares of a Fund together with its successors and assigns.

          "Selling Agent's Agreement" means each agreement pursuant to which a
           -------------------------
Person undertakes to act as Selling Agent in respect of the Shares of any Fund.

          "Service Fee" shall have the meaning set forth in Section 2830(b)(9)
           -----------
of the Conduct Rules.

          "Shareholder Servicer" means Federated Shareholder Services, in its
           --------------------
capacity as shareholder servicer for the Companies.

          "Shareholder Servicer's Agreement" means, in respect of any Fund, the
           --------------------------------
agreement among the applicable Company in respect of such Fund, the Distributor and the Shareholder Servicer pursuant to which the Shareholder Servicer undertakes to act as shareholder servicer in respect of the Shares of such Fund.

          "Shareholder Servicing Fee" means the fees payable by a Fund or by a
           -------------------------
Company with respect to the Shares of a Fund pursuant to the Principal Shareholder Servicer's Agreement in consideration of services to holders of Shares of such Fund.

          "Shares" means in respect of any Fund, any class of shares of such
           ------
Fund which are specified on Schedule I hereto, as the same may be supplemented pursuant to Section 9.18 of the Master Agreement.

          "Significant Affiliates" means (i) any corporation or holding company
           ----------------------
or similar entity which after the date hereof owns or controls the majority of the outstanding voting securities of the Seller, or (ii) any Affiliate of the Seller which is a subsidiary of the Parent if the Parent's beneficial interest in the total assets of such subsidiary is equal to or greater than ten percent (10%) of the total assets of the Parent, and in any event shall include the Distributor, the Parent, the Shareholder Servicer, the Transferor, the Advisors and any Transfer Agent which is a Federated Entity.

          "SIPA" means the Securities Investor Protection Act of 1970, as
           ----
amended from time to time and the regulations promulgated and the rulings issued thereunder.

          "Standard & Poor's" means Standard & Poor Ratings Services, a division
           -----------------
of McGraw-Hill, Inc.

          "Successors" shall have the meaning assigned to such term in Section
           ----------
5.02 of the Program Servicer Agent Agreement.

          "Systematic Withdrawal Program" means the program permitted by the
           -----------------------------
Funds whereby shareholders are allowed to withdraw up to 12% of their account balance per year free of the applicable Contingent Deferred Sales Charge; provided that, unless the prior written consent of the Program Administrator has been obtained (which shall not be unreasonably withheld) (i) the account must be at least one year old; (ii) the account must have a balance of $10,000 in order to establish a Systematic Withdrawal Program; (iii) withdrawals free of the Contingent Deferred Sales Charge will be limited to 12% annually; (iv) all dividends and capital gains must be reinvested; and (v) withdrawals can be scheduled monthly, quarterly or semi-annually.

          "Taxes" shall have the meaning assigned to such term in Section 9.05
           -----
of the Master Agreement.

          "Transfer Agent" means any Person in its capacity as transfer agent
           --------------
for the Funds.

          "Transfer Agent's Agreement" means each agreement pursuant to which a
           --------------------------
Transfer Agent undertakes to act as transfer agent for any Fund.

          "Transfer Agreements" means the Transferor's Transfer Agreement and
           -------------------
the Seller's Transfer Agreement.

          "Transfer Price" means the price at which each of the Portfolio Assets
           --------------
is sold to the Transferor or the Seller, as the case may be, under the applicable Transfer Agreement, which shall equal the Purchase Price for such Portfolio Asset.

          "Transferor" shall have the meaning assigned to such term in the
           ----------
preambles to the Master Agreement.

          "Transferor's Transfer Agreement" means the Transfer Agreement dated
           -------------------------------
as of the date hereof, substantially in the form of Exhibit C to the Master Agreement, between the Transferor and the Distributor pursuant to which the Distributor transfers the Portfolio Assets to the Transferor.

          "Transferred Portfolio Assets", when used in the Transferor's Transfer
           ----------------------------
Agreement, shall have the meaning assigned to such term in Section 2.01(a) thereof, and, when used in the Seller's Transfer Agreement, shall have the meaning assigned to such term in Section 2.01(a) thereof.

          "True Sale" means, with respect to any transfer of an asset or
           ---------
property, the sale of an ownership interest in such asset or property (not the granting of a security interest therein), within the meaning of all Applicable Law, including the UCC and the Bankruptcy Code, and, without limiting the generality of the foregoing, which is enforceable against all creditors of the Person making such transfer and all Affiliates of such Person in accordance with the terms of such transfer, notwithstanding the bankruptcy, insolvency or reorganization of, or similar proceeding with respect to, or the appointment of a receiver or conservator of the Person making such transfer or any Affiliate of such Person, and in connection with any proceeding under the Bankruptcy Code, in respect of which any one or more of the Person making such transfer or any Affiliate of such Person is the "debtor", as such term is used in the Bankruptcy Code, the Purchased Portfolio Assets and the proceeds thereof will not be deemed the property of the debtor.

          "Trust Agreement" means the PLT Finance 1997-1 Owner Trust Agreement,
           ---------------
dated as of the date of the Master Agreement among Putnam, Lovell & Thornton Inc., as Trustor, Wilmington Trust Company, as the Owner Trustee, and Federated Funding 1997-1, Inc., as Beneficial Owner.

          "UCC" means the Uniform Commercial Code, as from time to time in
           ---
effect in the applicable jurisdictions.

          "Unamortized Gross Purchase Amount" shall have the meaning assigned to
           ---------------------------------
such term in Section 1.02 of the Revolving Purchase Agreement.